EXHIBIT 99.1
Williston Basin Acquisition Properties
Table of Contents

Page
Independent Auditor’s Report	2
Statements of Revenues and Direct Operating Expenses for the years ended December 31, 2015 and 2014 (audited) and for the nine-month periods ended September 30, 2016 and 2015 (unaudited)	3
Notes to Statements of Revenues and Direct Operating Expenses	4
Supplemental Oil and Gas Reserve Information (unaudited)	6

Independent Auditor’s Report

To the Board of Directors and Stockholders of Oasis Petroleum Inc.:

We have audited the accompanying financial statements of the Williston Basin Acquisition Properties (the “Properties”), which comprise the statements of revenues and direct operating expenses for the years ended December 31, 2015 and 2014.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the revenues and direct operating expenses of the Properties for the years ended December 31, 2015 and 2014 in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

The accompanying financial statements reflect the revenues and direct operating expenses of the Properties using the basis of presentation described in Note 1 and are not intended to be a complete presentation of the financial position, results of operations or cash flows of the Properties.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
December 15, 2016

Williston Basin Acquisition Properties
Statements of Revenues and Direct Operating Expenses

	Year Ended December 31,		(Unaudited) Nine Months Ended September 30,
	2015	2014	2016	2015
	(In thousands)
Oil and gas revenues	$201,987	$385,466	$108,226	$160,182
Direct operating expenses	61,501	86,081	42,400	46,941
Oil and gas revenues in excess of direct operating expenses	$140,486	$299,385	$65,826	$113,241

Williston Basin Acquisition Properties
Notes to Statements of Revenues and Direct Operating Expenses

1.	Basis of Presentation
The accompanying Statements of Revenues and Direct Operating Expenses represent the interest in the revenue and direct operating expenses of oil and natural gas producing properties in the Williston Basin (the “Properties”) acquired by Oasis Petroleum North America LLC, a wholly owned subsidiary of Oasis Petroleum Inc. (the “Company”), from SM Energy Company (“SM Energy”) on December 1, 2016 for $765.8 million in cash, subject to customary post close adjustments.

The Statements of Revenues and Direct Operating Expenses have been derived from SM Energy’s historical financial records. For purposes of these statements, all properties identified in the purchase and sale agreement are included herein. During the periods presented, the Properties were not accounted for or operated as a separate subsidiary or division by SM Energy. The accompanying Statements of Revenues and Direct Operating Expenses vary from a complete income statement in accordance with accounting principles generally accepted in the United States of America (“GAAP”) in that they do not reflect certain expenses incurred in connection with the ownership and operation of the Properties, including but not limited to depreciation, depletion and amortization, impairments, accretion of asset retirement obligations, general and administrative expenses, interest expense and federal and state income taxes. These costs were not separately allocated to the working interests of the Properties in the accounting records of SM Energy. In addition, these allocations, if made using historical general and administrative structures and tax burdens, would not produce allocations indicative of the historical performance of the Properties had they been the Company’s properties, due to the differing size, structure, operations and accounting policies of SM Energy as compared to the Company. Furthermore, no balance sheet has been presented for the Properties because the acquired properties were not accounted for or operated as a separate subsidiary or division by SM Energy and complete financial statements are not available, nor has information about the Properties’ operating, investing and financing cash flows been provided for similar reasons. Accordingly, the historical Statements of Revenues and Direct Operating Expenses of the Properties are presented in lieu of the full financial statements required under Item 3-05 of the Securities and Exchange Commission’s Regulation S-X.

These Statements of Revenues and Direct Operating Expenses are not indicative of the results of operations for the Properties on a go forward basis.

The accompanying Statements of Revenues and Direct Operating Expenses for the nine-month periods ended September 30, 2016 and 2015 are unaudited and have been prepared on the same basis as the annual Statements of Revenues and Direct Operating Expenses for the years ended December 31, 2015 and 2014 and, in the opinion of management, reflect all adjustments necessary to fairly state the Properties’ excess of revenue over direct operating expenses for the nine-month periods ended September 30, 2016 and 2015.

2.	Summary of Significant Accounting Policies
Use of Estimates – The Statements of Revenues and Direct Operating Expenses are derived from the historical operating statements of SM Energy. GAAP requires management to make estimates and assumptions that affect the amounts reported in the Statements of Revenues and Direct Operating Expenses. Actual results could be different from those estimates.

Revenue Recognition — Oil and gas revenues are recognized when production is sold to a purchaser at a fixed or determinable price, when delivery has occurred and title has transferred, and if collectability of the revenue is probable. Revenues are reported net of overriding and other royalties due to third parties. There were no significant imbalances with other revenue interest owners during the two years ended December 31, 2015 and the nine months ended September 30, 2016 and 2015.

During the nine months ended September 30, 2016, sales to Tesoro Refining and Marketing Company, XTO Energy Inc. and Tidal Energy Marketing Inc. accounted for approximately 17%, 14% and 13%, respectively, of the Properties’ total sales. During the nine months ended September 30, 2015, sales to Tesoro Refining and Marketing Company, Tidal Energy Marketing Inc. and ConocoPhillips accounted for approximately 14%, 11% and 10%, respectively, of the Properties’ total sales. During 2015, sales to Tesoro Refining and Marketing Company and Tidal Energy Marketing Inc. accounted for approximately 16% and 11%, respectively, of the Properties’ total sales. During 2014, sales to Tesoro Refining and Marketing Company, Vitol Inc. and Enbridge Energy Partners, L.P. accounted for approximately 19%, 12% and 11%, respectively, of the Properties’ total sales. During such periods, no other purchasers accounted for more than 10% of the total sales. Management believes that the loss of any of these purchasers would not have a material adverse effect on the operations of the Properties, as there are a number of alternative oil and natural gas purchasers in the Williston Basin.

Direct Operating Expenses — Direct operating expenses are recognized when incurred and consist of the direct expenses of operating the Properties. Direct operating expenses include lease operating expenses, production taxes and transportation expenses. Lease operating expenses include lifting costs, well repair expenses, facility maintenance expenses, well workover costs and other field-related expenses. Lease operating expenses also include expenses directly associated with support personnel, support services, equipment and facilities directly related to oil and natural gas production activities.

3.	Contingencies
The activities of the Properties may become subject to potential claims and litigation in the normal course of operations. The Company does not believe that any liability resulting from any pending or threatened litigation will have a material adverse effect on the operations or financial results of the Properties.

4.	Subsequent Events
The Company has evaluated subsequent events through December 15, 2016, the date the Statements of Revenues and Direct Operating Expenses were available to be issued, and has concluded that no events need to be reported in relation to this period.

5.    Supplemental Oil and Gas Reserve Information — Unaudited
The following tables summarize the net ownership interest in the proved oil and natural gas reserves and the standardized measure of discounted future net cash flows (“Standardized Measure”) of the Properties at December 31, 2015 and 2014. The proved oil and natural gas reserve estimates and other components of the Standardized Measure were prepared by the Company’s reserve engineers, in accordance with the authoritative guidance of the Financial Accounting Standards Board and the Securities and Exchange Commission. All of the oil and natural gas producing activities related to the Properties were conducted within the continental United States.

The estimated net proved reserves and related future net revenues and Standardized Measure for the Properties were determined using index prices for oil and natural gas, and were held constant throughout the life of the Properties. The unweighted arithmetic average first-day-of-the-month prices for the prior twelve months were $50.16/Bbl for oil and $2.63/MMBtu for natural gas for the year ended December 31, 2015 and $95.28/Bbl for oil and $4.35/MMBtu for natural gas for the year ended December 31, 2014. These prices were adjusted by lease for quality, transportation fees, geographical differentials, marketing bonuses or deductions and other factors affecting the price received at the wellhead.

Estimated Quantities of Proved Oil and Natural Gas Reserves

Proved oil and natural gas reserves are the estimated quantities of oil and natural gas which geological and engineering data demonstrate, with reasonable certainty, to be recoverable in future years from known reservoirs under economic and operating conditions (i.e., prices and costs) existing at the time the estimate is made. Proved developed oil and natural gas reserves are proved reserves that can be expected to be recovered through existing wells and equipment in place and under operating methods being utilized at the time the estimates were made.

The following table sets forth the estimated net proved, proved developed and proved undeveloped oil and natural gas reserves related to the Properties at December 31, 2015 and 2014.

	Oil (MBbl)	Gas (MMcf)	MBoe
2014
Proved reserves
Beginning balance	36,386	59,400	46,286
Revisions of previous estimates	729	(192)	697
Extensions, discoveries and other additions	5,627	9,924	7,281
Production	(4,404)	(4,967)	(5,232)
Net proved reserves at December 31, 2014	38,338	64,165	49,032
Proved developed reserves, December 31, 2014	30,740	54,095	39,756
Proved undeveloped reserves, December 31, 2014	7,598	10,070	9,276

2015
Proved reserves
Beginning balance	38,338	64,165	49,032
Revisions of previous estimates	(4,427)	(7,977)	(5,757)
Extensions, discoveries and other additions	3,492	6,366	4,553
Production	(4,584)	(6,014)	(5,586)
Net proved reserves at December 31, 2015	32,819	56,540	42,242
Proved developed reserves, December 31, 2015	29,481	51,467	38,058
Proved undeveloped reserves, December 31, 2015	3,338	5,073	4,184

During the periods presented, revisions of previous estimates were primarily attributable to changes in commodity prices, and reserve additions from extensions, discoveries and other additions were primarily attributable to SM Energy’s development drilling of proved acreage. There are numerous uncertainties in estimating quantities of proved reserves, which incorporate estimates of the future rates of production, the timing of development expenditures and other assumptions. The above reserve data represents estimates only, which are inherently imprecise, and estimates of new discoveries and undeveloped locations are more imprecise than estimates of established proved producing oil and natural gas properties. Accordingly, these estimates are subject to substantial revisions as additional information becomes available, such as reservoir performance, additional drilling, technological advancements and other factors. Decreases in the prices of oil or natural gas could have an adverse effect on reserve volumes and discounted future net cash flows related to the proved reserves.

Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves

The Standardized Measure represents the present value of estimated future net cash flows from estimated net proved oil and natural gas reserves, less future development, production, plugging and abandonment costs, and income tax expenses (if applicable), discounted at 10% per annum to reflect timing of future cash flows. Production costs do not include depreciation, depletion and amortization of capitalized acquisition, exploration and development costs. As described in Note 1, the Statements of Revenues and Direct Operating Expenses do not include income tax expense, and therefore cash outflows for future income tax expense was omitted from the Standardized Measure calculation.

The Standardized Measure does not purport, nor should be interpreted, to present the fair market value of the Properties’ proved reserves. It is intended to present a standardized disclosure concerning possible future net cash flows from proved reserves that would result under the assumptions used and ignores future changes in prices and costs and the risks inherent in reserve estimates, among other things. The various assumptions used, including prices, costs, production rates and discount rates, are inherently imprecise. Further, since prices and costs do not remain static, the results are not necessarily indicative of the fair market value of estimated proved reserves. Accordingly, the estimates of future net cash flows from proved reserves and the present value thereof may be materially different than actual subsequent results, and the results may not be comparable to estimates disclosed by other oil and natural gas producers.

The following table sets forth the Standardized Measure of discounted future net cash flows, excluding income taxes, related to the Properties’ estimated net oil and natural gas reserves at December 31, 2015 and 2014.

	At December 31,
	2015	2014
	(In thousands)
Future cash inflows	$1,491,949	$3,277,919
Future production costs	(683,713)	(1,102,022)
Future development costs	(74,241)	(130,080)
Future net cash flows	733,995	2,045,817
10% annual discount for estimating timing of cash flows	(306,276)	(948,678)
Standardized Measure of discounted future net cash flows	$427,719	$1,097,139

The following table sets forth the changes in Standardized Measure of discounted future net cash flows applicable to estimated net proved oil and natural gas reserves of the Properties for the periods presented:

	2015	2014
	(In thousands)
January 1,	$1,097,139	$976,037
Net changes in prices and production costs	(625,648)	29,952
Net changes in future development costs	479	(739)
Sales of oil and natural gas, net	(140,486)	(299,385)
Extensions	57,220	194,085
Discoveries	—	—
Purchases of reserves in place	—	—
Sales of reserves in place	—	—
Revisions of previous quantity estimates	(137,006)	15,635
Previously estimated development costs incurred	58,328	99,405
Accretion of discount	109,714	97,604
Changes in timing and other	7,979	(15,455)
December 31,	$427,719	$1,097,139